                                                      Filed pursuant to Rule 433
                                                     Registration No. 333-131630

                        ALTERNATIVE LOAN TRUST 2006-13T1

                                FINAL TERM SHEET

                              [LOGO] Countrywide(R)

                           $493,728,887 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                        2

                             FREE WRITING PROSPECTUS

                              DATED MARCH 29, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-13T1

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

                               ------------------
The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

------------------------------------------------------------------------------------------------
               INITIAL CLASS                                    INITIAL CLASS
                CERTIFICATE                                      CERTIFICATE
              BALANCE/INITIAL                                  BALANCE/INITIAL
                 NOTIONAL        PASS-THROUGH                      NOTIONAL        PASS-THROUGH
                AMOUNT (1)         RATE (2)                       AMOUNT (1)         RATE (2)
------------------------------------------------------------------------------------------------

Class A-1     $   100,000,000       6.00%        Class A-15    $     45,000,000       6.00%
------------------------------------------------------------------------------------------------
Class A-2     $     7,585,000       6.00%        Class A-16    $     25,000,000      Floating
------------------------------------------------------------------------------------------------
Class A-3     $    47,513,000       6.00%        Class A-17    $ 45,000,000 (3)      Floating
------------------------------------------------------------------------------------------------
Class A-4     $     5,279,000       6.00%        Class A-18    $      4,737,000       6.00%
------------------------------------------------------------------------------------------------
Class A-5     $    56,961,000       6.00%        Class A-19    $      1,548,000       6.00%
------------------------------------------------------------------------------------------------
Class A-6     $    50,000,000      Floating      Class A-20    $     20,000,000      Floating
------------------------------------------------------------------------------------------------
Class A-7     $50,000,000 (3)      Floating      Class X       $454,014,462 (3)      Variable
------------------------------------------------------------------------------------------------
Class A-8     $     3,792,000       6.00%        Class PO      $      1,555,787        (4)
------------------------------------------------------------------------------------------------
Class A-9     $     8,844,000       6.00%        Class A-R     $            100       6.00%
------------------------------------------------------------------------------------------------
Class A-10    $    11,704,376       6.00%        Class M-1     $      6,497,000       6.00%
------------------------------------------------------------------------------------------------
Class A-11    $    62,983,000       6.00%        Class M-2     $     14,492,000       6.00%
------------------------------------------------------------------------------------------------
Class A-12    $       528,624       6.00%        Class B-1     $      4,747,000       6.00%
------------------------------------------------------------------------------------------------
Class A-13    $    10,318,000       6.00%        Class B-2     $      3,498,000       6.00%
------------------------------------------------------------------------------------------------
Class A-14    $     1,146,000       6.00%
------------------------------------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary -- Description of the Certificates". The table also shows for the Class A-6, Class A-7, Class A-16, Class A-17 and Class A-20 Certificates
the index used to calculate the pass-through rates.

(3) The Class A-7, Class A-17 and Class X Certificates are interest only notional amount certificates. The initial notional amounts of the Class A-7,
Class A-17 and Class X Certificates are set forth in the table and are not included in the aggregate certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                        3

ISSUING ENTITY

Alternative Loan Trust 2006-13T1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of
Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas,
California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide
Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of March 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

CLOSING DATE

On or about March 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist primarily of 30 year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                     $499,726,353

Geographic Concentrations in excess of 10%:

   California                                              40.90%

Weighted Average Original LTV Ratio                        74.23%

Weighted Average Mortgage Rate                             6.699%

Range of Mortgage Rates                               5.625% to 8.000%

Average Current Principal Balance                         $641,497

Range of Current Principal Balances                $153,521 to $5,942,235

Weighted Average Remaining Term to
   Maturity                                              360 months

Weighted Average FICO Credit Score                          703

                                        4

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue nineteen classes of certificates, sixteen of which are offered by this free writing prospectus and the accompanying prospectus:

                              INITIAL                                                       INITIAL
                         CLASS CERTIFICATE                                     INITIAL      RATING
                          BALANCE/INITIAL                                      RATING      (MOODY'S)
       CLASS            NOTIONAL AMOUNT (1)                TYPE               (S&P) (2)       (2)
--------------------    --------------------    --------------------------    ---------    ---------

OFFERED CERTIFICATES

Class A-1                 $    100,000,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                    Rate/ Super Senior

Class A-2                 $      7,585,000      Senior/ Fixed Pass-Through       AAA          AAA         Aa1
                                                      Rate/ Support

Class A-3                 $     47,513,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                 Rate/ NAS/ Super Senior

Class A-4                 $      5,279,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                    Rate/ NAS/ Support

Class A-5                 $     56,961,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                           Rate

Class A-6                 $     50,000,000           Senior/ Floating            AAA          AAA         Aaa
                                                 Pass-Through Rate/ Super
                                                          Senior

Class A-7                 $     50,000,000       Senior/ Inverse Floating        AAA          AAA         Aaa
                                                    Pass-Through Rate/
                                                Notional Amount/ Interest
                                                           Only

Class A-8                 $      3,792,000      Senior/ Fixed Pass-Through       AAA          AAA         Aa1
                                                      Rate/ Support

Class A-9                 $      8,844,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                           Rate

Class A-10                $     11,704,376      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                           Rate

Class A-11                $     62,983,000          Senior/ Accretion            AAA          AAA         Aaa
                                                     Directed/ Fixed
                                                    Pass-Through Rate

Class A-12                $        528,624        Senior/Accrual/ Fixed          AAA          AAA         Aaa
                                                    Pass-Through Rate

Class A-13                $     10,318,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                 Rate/ NAS/ Super Senior

Class A-14                $      1,146,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                    Rate/ NAS/ Support

Class A-15                $     45,000,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                           Rate

Class A-16                $     25,000,000           Senior/ Floating            AAA          AAA         Aaa
                                                    Pass-Through Rate

Class A-17                $     45,000,000       Senior/ Inverse Floating        AAA          AAA         Aaa
                                                    Pass-Through Rate/
                                                Notional Amount/ Interest
                                                           Only

Class A-18                $      4,737,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                           Rate

Class A-19                $      1,548,000      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                           Rate

                                        5

                              INITIAL                                                       INITIAL
                         CLASS CERTIFICATE                                     INITIAL      RATING
                          BALANCE/INITIAL                                      RATING      (MOODY'S)
       CLASS            NOTIONAL AMOUNT (1)                TYPE               (S&P) (2)       (2)
--------------------    --------------------    --------------------------    ---------    ---------

Class A-20                $     20,000,000           Senior/ Floating            AAA          AAA         Aaa
                                                    Pass-Through Rate

Class X                   $    454,014,462       Senior/ Notional Amount/        AAA          AAA         Aaa
                                                  Variable Pass-Through
                                                   Rate/ Interest Only

Class PO                  $      1,555,787        Senior/ Principal Only         AAA          AAA         Aaa

Class A-R                 $            100      Senior/ Fixed Pass-Through       AAA          AAA         Aaa
                                                      Rate/Residual

Class M-1                 $      6,497,000       Subordinate/ Fixed Pass-        AA+          AA+         Aa1
                                                       Through Rate

Class M-2                 $     14,492,000       Subordinate/ Fixed Pass-        AA           N/R         N/R
                                                       Through Rate

Class B-1                 $      4,747,000       Subordinate/ Fixed Pass-         A           N/R         N/R
                                                       Through Rate

Class B-2                 $      3,498,000       Subordinate/ Fixed Pass-        BBB          N/R         N/R
                                                       Through Rate

NON-OFFERED CERTIFICATES(3)

Class B-3                 $      2,499,000       Subordinate/ Fixed Pass-
                                                       Through Rate

Class B-4                 $      1,749,000       Subordinate/ Fixed Pass-
                                                       Through Rate

Class B-5                 $      1,749,466       Subordinate/ Fixed Pass-
                                                       Through Rate

_____________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's
      Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5
      Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5
      Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                            INTEREST
                                                            ACCRUAL
   CLASS        PASS-THROUGH RATE      ACCRUAL PERIOD      CONVENTION
------------    -----------------    ------------------    -----------
OFFERED
CERTIFICATES
Class A-1             6.00%          calendar month (2)    30/360 (3)
Class A-2             6.00%          calendar month (2)    30/360 (3)
Class A-3             6.00%          calendar month (2)    30/360 (3)

                                        6

                                                            INTEREST
                                                            ACCRUAL
   CLASS        PASS-THROUGH RATE      ACCRUAL PERIOD      CONVENTION
------------    -----------------    ------------------    -----------
Class A-4             6.00%          calendar month (2)    30/360 (3)
Class A-5             6.00%          calendar month (2)    30/360 (3)
Class A-6       LIBOR + 0.35% (1)     25th to 24th (4)     30/360 (3)
Class A-7       5.65% - LIBOR (1)     25th to 24th (4)     30/360 (3)
Class A-8             6.00%          calendar month (2)    30/360 (3)
Class A-9             6.00%          calendar month (2)    30/360 (3)
Class A-10            6.00%          calendar month (2)    30/360 (3)
Class A-11            6.00%          calendar month (2)    30/360 (3)
Class A-12            6.00%          calendar month (2)    30/360 (3)
Class A-13            6.00%          calendar month (2)    30/360 (3)
Class A-14            6.00%          calendar month (2)    30/360 (3)
Class A-15            6.00%          calendar month (2)    30/360 (3)
Class A-16      LIBOR + 0.75% (1)     25th to 24th (4)     30/360 (3)
Class A-17      5.25% - LIBOR (1)     25th to 24th (4)     30/360 (3)
Class A-18            6.00%          calendar month (2)    30/360 (3)
Class A-19            6.00%          calendar month (2)    30/360 (3)
Class A-20      LIBOR + 0.75% (1)     25th to 24th (4)     30/360 (3)
Class PO               (5)                  N/A               N/A
Class X                (6)           calendar month (2)    30/360 (3)
Class A-R             6.00%          calendar month (2)    30/360 (3)
Class M-1             6.00%          calendar month (2)    30/360 (3)
Class M-2             6.00%          calendar month (2)    30/360 (3)
Class B-1             6.00%          calendar month (2)    30/360 (3)
Class B-2             6.00%          calendar month (2)    30/360 (3)

NON-OFFERED
CERTIFICATES
Class B-3             6.00%          calendar month (2)    30/360 (3)
Class B-4             6.00%          calendar month (2)    30/360 (3)
Class B-5             6.00%          calendar month (2)    30/360 (3)

_____________
(1)   The pass-through rates on the Class A-6, Class A-7, Class A-16, Class A-17 and Class A-20 Certificates may adjust monthly based on the level of one-month LIBOR. The pass-through rates on the Class A-6, Class A-16 and
      Class A-20 Certificates will be based on LIBOR plus a margin, subject to a cap. The pass-through rates on the Class A-7 and Class A-17 Certificates will be based on a fixed rate minus LIBOR. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR".

(2)   The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)   Interest will accrue at the rate described in this table on the basis of a
      360-day year divided into twelve 30 day months.

(4)   The interest accrual period for any distribution date will be one-month, commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

(5)   The Class PO Certificates are principal only certificates and will not accrue any interest.

(6)   The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

                                        7

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION                    CLASSES OF CERTIFICATES
-------------------------     -----------------------------------------
   Senior Certificates              Class A-1, Class A-2, Class
                                    A-3, Class A-4, Class A-5,
                                    Class A-6, Class A-7, Class
                                    A-8, Class A-9, Class A-10,
                                Class A-11, Class A-12, Class A-13,
                                Class A-14, Class A-15, Class A-16,
                                Class A-17, Class A-18, Class A-19,
                              Class A-20, Class PO, Class X and Class
                                         A-R Certificates

Subordinated Certificates        Class M and Class B Certificates

  Class A Certificates              Class A-1, Class A-2, Class
                                    A-3, Class A-4, Class A-5,
                                    Class A-6, Class A-7, Class
                                    A-8, Class A-9, Class A-10,
                                Class A-11, Class A-12, Class A-13,
                                Class A-14, Class A-15, Class A-16,
                                      Class A-17, Class A-18,
                                    Class A-19, Class A-20 and
                                      Class A-R Certificates

  Class M Certificates                Class M-1 and Class M-2
                                           Certificates

  Class B Certificates                 Class B-1, Class B-2,
                                     Class B-3, Class B-4 and
                                      Class B-5 Certificates

   LIBOR Certificates               Class A-6, Class A-7, Class
                                    A-16, Class A-17 and Class
                                         A-20 Certificates

  Offered Certificates              Senior Certificates, Class
                                    M, Class B-1 and Class B-2
                                           Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table under
"Description of the Certificates" above.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

o   interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

                                        8

o   any interest remaining unpaid or unaccreted from prior distribution dates;
    less

o   any net interest shortfalls allocated to that class for that distribution date.

The Class A-12 Certificates are accrual certificates. Interest will accrue on the Class A-12 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on the Class A-12
Certificates until the accrual termination date, which is the earlier of

o   the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

o   the distribution date on which the class certificate balance of the Class
    A-11 Certificates is reduced to zero.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o   prepayments on the mortgage loans; and

o   reductions in the interest rate on the related mortgage loans due to
    Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described in this free writing prospectus, interest will be distributed or accreted on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive or accrete on the next distribution date.

CORRIDOR CONTRACTS

The issuing entity will have the benefit of three separate interest rate corridor contracts, each of which will be entered into by the issuing entity on the closing date:

o   the Class A-6 corridor contract,

o   the Class A-16 corridor contract; and

o   the Class A-20 corridor contract.

On or prior to the applicable corridor contract termination date, amounts received in respect of a corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the related class of certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds: (i) 5.65%, with a ceiling of 9.15% with respect to the Class A-6 Certificates and (ii) 5.25%, with a ceiling of 8.75% with respect to the Class A-16 and Class A-20 Certificates.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates
(other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

o   in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the

                                        9

    aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the
    Class PO Certificates; and

o   in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for
Distributions on the Certificates."

The Class A-7, Class A-17 and Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o   all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o   net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o   subsequent recoveries with respect to mortgage loans;

o   partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

o   any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o   the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates
    --Priority of Distributions Among Certificates") due to the master servicer;

o   the trustee fee due to the trustee;

o   lender paid mortgage insurance premiums, if any;

o   the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

o   all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee: The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan

                                       10

multiplied by 0.200% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions
Among Certificates".

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o   to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

o   to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o   to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

o   to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M-1
    Certificates, in each case subject to the limitations set forth below; and

o   from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among
Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class A-12 Certificates added to its class certificate balance will be distributed as principal first, to the Class A-11
Certificates until its class certificate balance is reduced to zero and then to the Class A-12 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class
PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, concurrently:

      (A) 23.2395794609% in the following order of priority:

          (i) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

          (ii) concurrently, to the Class A-1 and Class A-2 Certificates, pro
          rata, until their respective class certificate balances are reduced to zero;

      (B) 53.8198220889% in the following order of priority:

          (i) concurrently, to the Class A-3 and Class A-4 Certificates, pro
          rata, the Class A-3 and Class A-4 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) concurrently, 32.344316845% sequentially, to the Class A-11 and
          Class A-12 Certificates, in that order, until their respective class certificate balances are reduced to zero and 67.655683155% in the following order of priority:

                                       11

              (w) in an amount up to $1,000 on each distribution date,
              concurrently, to the Class A-6 and Class A-8 Certificates, pro
              rata, until their respective class certificate balances are reduced to zero;

              (x) in an amount up to $424,190.25 on each distribution date, sequentially, to the Class A-5 and Class A-19 Certificates, in
              that order, until their respective class certificate balances are reduced to zero;

              (y) concurrently, to the Class A-6 and Class A-8 Certificates, pro
              rata, until their respective class certificate balances are reduced to zero; and

              (z) sequentially, to the Class A-5, Class A-19, Class A-9 and
              Class A-10 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (iii) concurrently, to the Class A-3 and Class A-4 Certificates, pro
          rata, without regard to the Class A-3 and Class A-4 priority amount, until their respective class certificate balances are reduced to zero;
          and

      (C) 22.9405984502% in the following order of priority:

          (i) concurrently, to the Class A-13 and Class A-14 Certificates, pro
          rata, the Class A-13 and Class A-14 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) in an amount up to $1,000 on each distribution date,
          concurrently, to the Class A-16 and Class A-20 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) in an amount up to $319,500 on each distribution date, to the
          Class A-15 Certificates, until its class certificate balance is reduced to zero;

          (iv) concurrently, to the Class A-16 and Class A-20 Certificates, pro
          rata, until their respective class certificate balances are reduced to zero;

          (v) sequentially, to the Class A-15 and Class A-18 Certificates, in
          that order, until their respective class certificate balances are reduced to zero; and

          (v) concurrently, to the Class A-13 and Class A-14 Certificates, pro
          rata, without regard to the Class A-13 and Class A-14 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO
Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o   available funds remaining after distribution of interest on the senior certificates; and

o   a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes
(referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are

                                       12

not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

o   the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO
    Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

o   the non-PO percentage of any realized losses will be allocated in the following order of priority:

    o   first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

    o   second, concurrently, to the Class A Certificates (other than the notional amount certificates and the Class PO Certificates), pro rata
        (or, in the case of the Class A-12 Certificates, based on the lesser of its original class certificate balance and its current class certificate balance), until their respective class certificate balances are reduced to zero, except that realized losses that would otherwise be allocated to the Class A-1, Class A-3, Class A-6 and Class A-13 Certificates will instead be allocated to the Class A-2, Class A-4, Class A-8 and Class
        A-14 Certificates, respectively, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B
Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the
Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO

                                       13

Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the corridor contracts and the assets in the corridor contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC.
The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement.
The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-6, Class A-16 and Class A-20 Certificates will also represent the right to receive yield supplement amounts. The Class A-R
Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R
Certificates) may be purchased by a pension or other benefit plan subject to the
Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

A fiduciary of such plans or arrangements must determine that the purchase of a
Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M-1 and Class M-2 Certificates will be
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered

                                       14

certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

                                       15

                               MORTGAGE RATES(1)

                                                                                         WEIGHTED
                                                                                          AVERAGE               WEIGHTED
                                                                             AVERAGE     REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL      TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE        TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MATURITY     CREDIT      VALUE
MORTGAGE RATES (%)               LOANS        OUTSTANDING         POOL         ($)       (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------

5.625 .......................        3     $    1,764,245.13       0.35%     588,081.71     356        677        75.89
5.750 .......................        9          5,277,777.04       1.06      586,419.67     359        685        72.02
5.875 .......................        8          4,175,803.00       0.84      521,975.38     359        646        75.88
5.970 .......................        1            424,000.00       0.08      424,000.00     360        655        82.33
6.000 .......................       18         12,165,723.58       2.43      675,873.53     359        707        73.54
6.120 .......................        1            650,000.00       0.13      650,000.00     360        652        83.87
6.125 .......................       31         21,254,342.48       4.25      685,623.95     360        687        74.78
6.250 .......................       50         29,185,122.87       5.84      583,702.46     360        693        74.94
6.375 .......................       58         35,855,578.74       7.18      618,199.63     360        684        72.83
6.405 .......................        1            423,500.00       0.08      423,500.00     360        634        86.25
6.500 .......................      122         75,568,230.06      15.12      619,411.72     360        701        73.20
6.555 .......................        1            445,500.00       0.09      445,500.00     360        655        90.00
6.625 .......................       90         63,477,085.22      12.70      705,300.95     359        703        71.41
6.720 .......................        1            546,550.00       0.11      546,550.00     360        627        85.00
6.750 .......................      101         63,405,696.76      12.69      627,779.18     360        708        75.98
6.875 .......................      120         76,247,038.54      15.26      635,391.99     360        715        75.02
7.000 .......................       51         36,024,484.80       7.21      706,362.45     360        710        75.11
7.125 .......................       24         13,718,403.00       2.75      571,600.13     360        698        74.09
7.250 .......................       51         30,089,782.15       6.02      589,995.73     360        707        77.44
7.375 .......................       13         10,252,269.00       2.05      788,636.08     360        713        75.27
7.500 .......................       14          9,591,222.00       1.92      685,087.29     360        716        76.43
7.625 .......................        2          1,162,000.00       0.23      581,000.00     360        705        79.19
7.750 .......................        2            884,000.00       0.18      442,000.00     360        664        80.00
7.875 .......................        3          2,949,999.00       0.59      983,333.00     360        731        50.09
8.000 .......................        4          4,188,000.00       0.84    1,047,000.00     360        711        71.83
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately
      6.697% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.699% per annum.

                                       16

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
RANGE OF                       NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
CURRENT MORTGAGE               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
LOAN PRINCIPAL BALANCES ($)      LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

  150,000.01 - 200,000.00 ...        1     $      153,520.83       0.03%     153,520.83   6.500        358         702        79.17
  400,000.01 - 450,000.00 ...      126         54,893,117.00      10.98      435,659.66   6.641        360         692        76.68
  450,000.01 - 500,000.00 ...      166         79,017,550.18      15.81      476,009.34   6.659        360         696        76.24
  500,000.01 - 550,000.00 ...      128         67,183,275.70      13.44      524,869.34   6.683        360         698        76.94
  550,000.01 - 600,000.00 ...       94         54,029,823.10      10.81      574,785.35   6.703        360         704        76.79
  600,000.01 - 650,000.00 ...       83         52,639,034.41      10.53      634,205.23   6.753        360         706        77.19
  650,000.01 - 700,000.00 ...       31         21,041,262.14       4.21      678,750.39   6.586        360         701        73.00
  700,000.01 - 750,000.00 ...       25         18,283,534.93       3.66      731,341.40   6.696        360         704        73.21
  750,000.01 - 1,000,000.00 .       76         67,844,051.85      13.58      892,684.89   6.732        360         699        71.63
1,000,000.01 - 1,500,000.00 .       28         34,929,005.00       6.99    1,247,464.46   6.883        360         712        69.53
1,500,000.01 - 2,000,000.00 .        8         14,237,718.82       2.85    1,779,714.85   6.740        359         725        70.48
Above 2,000,000.01 ..........       13         35,474,459.41       7.10    2,728,804.57   6.626        358         724        64.92
                               ---------   -----------------   ----------
 Total ......................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $641,497.

                                       17

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
RANGE OF                       MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
FICO CREDIT SCORES               LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

619 and Below ...............        4     $    2,660,000.00       0.53%     665,000.00   6.538        360         612        73.90
620-639 .....................       74         42,510,892.14       8.51      574,471.52   6.487        360         629        74.85
640-659 .....................      104         58,146,539.22      11.64      559,101.34   6.464        360         650        76.80
660-679 .....................       83         54,847,842.30      10.98      660,817.38   6.766        360         669        72.07
680-699 .....................      147         92,814,831.53      18.57      631,393.41   6.758        360         690        73.64
700-719 .....................      125         81,448,015.41      16.30      651,584.12   6.812        359         709        73.82
720 and Above ...............      242        167,298,232.77      33.48      691,315.01   6.726        360         756        74.43
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 703.

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
DOCUMENTATION PROGRAM            LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

Full/Alternative ............      219     $  132,676,602.89      26.55%     605,829.24   6.520        360         657        75.55
Preferred ...................       19         12,538,120.00       2.51      659,901.05   6.447        360         757        77.18
Reduced .....................      541        354,511,630.48      70.94      655,289.52   6.774        360         718        73.64
                               ---------   -----------------   ----------
   Total ....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

                                       18

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
RANGE OF ORIGINAL              MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

50.00 and Below .............       21     $   19,835,395.87       3.97%     944,542.66   6.736        357         709        44.99
50.01 to 55.00 ..............       11         12,282,783.00       2.46    1,116,616.64   6.576        360         720        53.85
55.01 to 60.00 ..............       25         16,423,393.52       3.29      656,935.74   6.650        360         688        58.24
60.01 to 65.00 ..............       31         19,971,616.03       4.00      644,245.68   6.669        360         682        62.58
65.01 to 70.00 ..............       63         60,476,000.10      12.10      959,936.51   6.626        360         710        68.95
70.01 to 75.00 ..............      110         81,826,174.26      16.37      743,874.31   6.755        360         703        74.11
75.01 to 80.00 ..............      494        276,372,440.59      55.30      559,458.38   6.710        360         704        79.63
80.01 to 85.00 ..............        7          3,659,800.00       0.73      522,828.57   6.425        360         638        83.61
85.01 to 90.00 ..............       17          8,878,750.00       1.78      522,279.41   6.690        360         661        88.78
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 74.23%.

(2)   Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                                       19

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
STATE                            LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

Arizona .....................       16     $   10,243,374.00       2.05%     640,210.88   6.804        360         708        75.69
California ..................      318        204,393,761.12      40.90      642,747.68   6.701        360         703        73.17
Colorado ....................       17         10,351,883.00       2.07      608,934.29   6.786        360         710        76.63
Florida .....................       48         33,371,336.87       6.68      695,236.18   6.759        360         710        72.83
Maryland ....................       31         18,822,610.35       3.77      607,180.98   6.764        360         705        77.15
Massachusetts ...............       17         11,538,920.00       2.31      678,760.00   6.860        360         699        74.68
Nevada ......................       33         18,114,350.99       3.62      548,919.73   6.497        360         704        78.68
New Jersey ..................       35         22,197,608.46       4.44      634,217.38   6.661        360         674        71.74
New York ....................       51         31,573,577.45       6.32      619,089.75   6.596        360         699        75.51
Oregon ......................       15         12,788,369.47       2.56      852,557.96   6.342        359         710        76.22
Virginia ....................       34         20,854,902.00       4.17      613,379.47   6.742        360         692        73.54
Washington ..................       30         16,075,420.83       3.22      535,847.36   6.698        360         714        76.50
Other (less than 2%) ........      134         89,400,238.83      17.89      667,165.96   6.741        360         704        74.81
                               ---------   -----------------   ----------
   Total ....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   The Other row in the preceding table includes 30 other states and the
      District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.369% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
LOAN PURPOSE                     LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

Refinance (cash-out) ........      337     $  206,876,237.74      41.40%     613,876.08   6.655        360         688        72.70
Purchase ....................      343        224,995,243.22      45.02      655,962.81   6.736        360         717        76.41
Refinance (rate/term) .......       99         67,854,872.41      13.58      685,402.75   6.707        360         700        71.67
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

                                       20

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
PROPERTY TYPE                    LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

2-4 Family Residence ........       12     $    9,447,250.00       1.89%     787,270.83   6.999        360         734        75.26
Cooperative .................        1            736,279.58       0.15      736,279.58   6.000        355         649        80.00
High-rise Condominium .......       42         26,241,675.00       5.25      624,801.79   6.519        359         737        75.65
Low-rise Condominium ........       45         24,901,871.46       4.98      553,374.92   6.838        360         711        77.63
Planned Unit Development ....      192        124,745,474.88      24.96      649,716.02   6.735        360         705        74.94
Single Family Residence .....      487        313,653,802.45      62.77      644,052.98   6.681        360         697        73.52
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
OCCUPANCY TYPE                   LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

Investment Property .........       49     $   28,576,646.59       5.72%     583,196.87   7.022        360         724        76.89
Primary Residence ...........      695        446,048,060.32      89.26      641,795.77   6.678        360         700        74.13
Secondary Residence .........       35         25,101,646.46       5.02      717,189.90   6.700        360         723        73.02
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   Based upon representations of the related borrowers at the time of origination.

                                       21

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                WEIGHTED
                                                                             AVERAGE                WEIGHTED     AVERAGE
                                                                            PRINCIPAL    WEIGHTED   AVERAGE     ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE     FICO      LOAN-TO-
REMAINING TERM                 MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE    CREDIT       VALUE
TO MATURITY (MONTHS)             LOANS        OUTSTANDING         POOL         ($)       RATE (%)    SCORE      RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------

360 .........................      700     $  441,838,006.52      88.42%     631,197.15   6.719        701       74.63
359 .........................       44         29,892,762.36       5.98      679,380.96   6.613        713       73.05
358 .........................       13          8,402,455.09       1.68      646,342.70   6.646        718       72.66
357 .........................        7          6,352,606.19       1.27      907,515.17   6.399        725       73.01
356 .........................        3          1,393,228.58       0.28      464,409.53   6.538        677       82.24
355 .........................        3          1,718,079.58       0.34      572,693.19   5.997        679       77.27
354 .........................        4          1,981,367.01       0.40      495,341.75   6.129        712       80.00
352 .........................        3          1,710,030.17       0.34      570,010.06   5.830        691       70.67
350 .........................        1          5,942,234.99       1.19    5,942,234.99   6.625        711       50.00
348 .........................        1            495,582.88       0.10      495,582.88   7.250        671       80.00
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

_____________
(1)   As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
INTEREST ONLY PERIOD (MONTHS)    LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

0 ...........................      420     $  274,976,109.83      55.03%     654,705.02   6.645        360         697        72.63
120 .........................      359        224,750,243.54      44.97      626,045.25   6.764        360         709        76.20
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

                                       22

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED
                                                                                                     AVERAGE               WEIGHTED
                                                                             AVERAGE                REMAINING   WEIGHTED    AVERAGE
                                                                            PRINCIPAL    WEIGHTED     TERM      AVERAGE    ORIGINAL
                               NUMBER OF       AGGREGATE       PERCENT OF    BALANCE      AVERAGE      TO         FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD       MORTGAGE    PRINCIPAL BALANCE    MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY     CREDIT      VALUE
(MONTHS)                         LOANS        OUTSTANDING         POOL         ($)       RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------  ------------  ---------  ---------   ---------  ---------

0 ...........................      759     $  486,752,127.37      97.40%     641,307.15   6.696        360         702        74.25
12 ..........................        3          2,114,000.00       0.42      704,666.67   6.818        360         700        59.01
36 ..........................        2            957,000.00       0.19      478,500.00   6.444        358         702        74.12
60 ..........................       15          9,903,226.00       1.98      660,215.07   6.822        360         721        76.66
                               ---------   -----------------   ----------
  Total .....................      779     $  499,726,353.37     100.00%
                               =========   =================   ==========

                                       23

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home
Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-13T1, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class
A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20,
Class X, Class PO, Class A-R, Class M-1, Class M-2, Class B-1, Class B-2, Class
B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

          DESIGNATION                                             CLASSES OF CERTIFICATES
-------------------------------   ----------------------------------------------------------------------------------------

      Senior Certificates            Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
                                  A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15,
                                       Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class X, Class PO
                                                                 and Class A-R Certificates

   Subordinated Certificates                                  Class M and Class B Certificates

     Class A Certificates            Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
                                  A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15,
                                   Class A-16, Class A-17, Class A-18, Class A-19, Class A-20 and Class A-R Certificates

     Class M Certificates                                   Class M-1 and Class M-2 Certificates

     Class B Certificates                  Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

       LIBOR Certificates                 Class A-6, Class A-7, Class A-16, Class A-17 and Class A-20 Certificates

     Offered Certificates                    Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

             CLASS                                                                 TYPE
-------------------------------   ----------------------------------------------------------------------------------------

   Class A-1 Certificates                                     Senior/ Fixed Pass-Through Rate/ Super Senior

   Class A-2 Certificates                                        Senior/ Fixed Pass-Through Rate/ Support

   Class A-3 Certificates                                   Senior/ Fixed Pass-Through Rate/ NAS/ Super Senior

   Class A-4 Certificates                                     Senior/ Fixed Pass-Through Rate/ NAS/ Support

   Class A-5 Certificates                                            Senior/ Fixed Pass-Through Rate

   Class A-6 Certificates                                    Senior/ Floating Pass-Through Rate/ Super Senior

   Class A-7 Certificates                              Senior/ Inverse Floating Pass-Through Rate/ Notional Amount/
                                                                              Interest Only

                                       24

   Class A-8 Certificates                                        Senior/ Fixed Pass-Through Rate/ Support

   Class A-9 Certificates                                            Senior/ Fixed Pass-Through Rate

   Class A-10 Certificates                                           Senior/ Fixed Pass-Through Rate

   Class A-11 Certificates                                  Senior/Accretion Directed/ Fixed Pass-Through Rate

   Class A-12 Certificates                                       Senior/ Accrual/ Fixed Pass-Through Rate

   Class A-13 Certificates                                  Senior/ Fixed Pass-Through Rate/ NAS/ Super Senior

   Class A-14 Certificates                                    Senior/ Fixed Pass-Through Rate/ NAS/ Support

   Class A-15 Certificates                                           Senior/ Fixed Pass-Through Rate

   Class A-16 Certificates                                          Senior/ Floating Pass-Through Rate

   Class A-17 Certificates                             Senior/ Inverse Floating Pass-Through Rate/ Notional Amount/
                                                                              Interest Only

   Class A-18 Certificates                                           Senior/ Fixed Pass-Through Rate

   Class A-19 Certificates                                           Senior/ Fixed Pass-Through Rate

   Class A-20 Certificates                                          Senior/ Floating Pass-Through Rate

   Class X Certificates                                    Senior/ Notional Amount/ Variable Pass-Through Rate/
                                                                              Interest-Only

   Class PO Certificates                                                  Senior/ Principal Only

   Class A-R Certificates                                        Senior/ Fixed Pass-Through Rate/Residual

   Subordinated Certificates                                       Subordinate/ Fixed Pass-Through Rate

      The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates
is provided only to permit a better understanding of the offered certificates.
The initial Class Certificate Balances and initial notional amounts are set forth in the "Summary--Description of the Certificates."

      The senior certificates will have an initial aggregate class certificate balance of approximately $464,494,887, and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.95% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                           INITIAL BENEFICIAL
            CLASS OF SUBORDINATED CERTIFICATES             OWNERSHIP INTEREST
         ---------------------------------------           -------------------
         Class M-1..............................                  1.30%
         Class M-2..............................                  2.90%
         Class B-1..............................                  0.95%
         Class B-2..............................                  0.70%
         Class B-3..............................                  0.50%
         Class B-4..............................                  0.35%
         Class B-5..............................                  0.35%

CALCULATION OF CLASS CERTIFICATE BALANCE

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial
Class Certificate Balance of the class reduced by the sum of:

      o   all amounts previously distributed to holders of certificates of the class as payments of principal,

                                       25

      o   the amount of Realized Losses allocated to the class, and

      o   in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and

in the case of the Class A-12 Certificates, increased by

      o   all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.
See "The Agreements - Realization Upon Defaulted Mortgage Loans" in the
prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate
Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

      The Class A-7, Class A-17 and Class X Certificates are notional amount certificates.

      The notional amount of the Class A-7 Certificates for any Distribution
Date will equal the Class Certificate Balance of the Class A-6 Certificates
immediately prior to such Distribution Date.

      The notional amount of the Class A-17 Certificates for any Distribution
Date will equal the aggregate Class Certificate Balance of the Class A-16 and
Class A-20 Certificates immediately prior to such Distribution Date.

      The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior
Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class
Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE &
Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under
"Description of the Securities -- Book-Entry Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates

                                       26

will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Securities" in
the prospectus.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

      The LIBOR Certificates will bear interest during the initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--
Interest" below.

      LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR
Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR
Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under
"Description of the Securities -- Indices Applicable to Floating Rate and
Inverse Floating Rate Classes -- LIBOR."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.80%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate
Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date)
and the following amounts required to be deposited under the pooling and servicing agreement:

          o   all payments on account of principal on the mortgage loans, including principal prepayments;

          o   all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating
              Interest payments) and any lender paid mortgage insurance
              premiums;

          o   all payments on account of prepayment charges on the mortgage loans;

                                       27

          o   all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          o   any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          o   any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          o   all substitution adjustment amounts; and

          o   all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the
Certificate Account for the following purposes:

          o   to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          o   to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          o   to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable
              Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          o   to reimburse the master servicer for insured expenses from the related insurance proceeds;

          o   to reimburse the master servicer for (a) any unreimbursed
              customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of
              (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
              Property and (iv) maintaining any required insurance policies
              (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received
              representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          o   to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          o   to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

                                       28

          o   to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          o   to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          o   to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate
Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          o   the aggregate amount remitted by the master servicer to the trustee; and

          o   any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the
              Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of
Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          o   to pay the trustee fee to the trustee;

          o   to pay to the master servicer, as additional servicing
              compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                                       29

          o   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error);
              and

          o   to clear and terminate the Distribution Account upon the
              termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account and the Distribution Account. All funds in the
Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

      The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve
Fund may be invested in permitted investments at the direction of Banc of
America Securities LLC. If the trustee does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve
Fund in respect of amounts received under each Corridor Contract in the Bank of
New York cash reserves. Any net investment earnings will be retained in the
Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class A-6, Class A-16 and
Class A-20 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor
Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve
Fund and made in accordance with the pooling and servicing agreement.

                                       30

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE               SOURCE (2)                  FREQUENCY
------------------------   ----------------------------------   ----------------   ---------------------------------   ------------

FEES

Master Servicing Fee /     One-twelfth of the Stated            Compensation       Amounts on deposit in the                Monthly
Master Servicer            Principal Balance of each mortgage                      Certificate Account representing
                           loan multiplied by the master                           payments of interest and
                           servicing fee rate (3)                                  application of liquidation
                                                                                   proceeds with respect to that
                                                                                   mortgage loan

                           o  All late payment fees,            Compensation       Payments made by obligors with      Time to time
                              assumption fees and other                            respect to the mortgage loans
                              similar charges

                           o  All investment income             Compensation       Investment income related to the         Monthly
                              earned on amounts on deposit in                      Certificate Account and the
                              the Certificate Account and                          Distribution Account
                              Distribution Account.

                           o  Excess Proceeds (4)               Compensation       Liquidation proceeds and            Time to time
                                                                                   Subsequent Recoveries

Trustee Fee (the           One-twelfth of the Trustee Fee       Compensation       Amounts on deposit in the                Monthly
"Trustee Fee") / Trustee   Rate multiplied by the aggregate                        Certificate Account or the
                           Stated Principal Balance of the                         Distribution Account
                           outstanding mortgage loans. (5)

EXPENSES

Insured expenses /         Expenses incurred by the Master      Reimbursement of   To the extent the expenses are      Time to time
Master Servicer            Servicer                             Expenses           covered by an insurance policy
                                                                                   with respect to the mortgage loan

Servicing Advances /       To the extent of funds available,    Reimbursement of   With respect to each Mortgage       Time to time
Master Servicer            the amount of any Servicing          Expenses           Loan, late recoveries of the
                           Advances.                                               payments of the costs and
                                                                                   expenses, liquidation proceeds,
                                                                                   Subsequent Recoveries, purchase
                                                                                   proceeds or repurchase proceeds
                                                                                   for that Mortgage Loan (6)

Indemnification expenses   Amounts for which the sellers, the   Indemnification    Amounts on deposit on the                Monthly
/ the sellers, the         master servicer and depositor are                       Certificate Account.
master servicer and the    entitled to indemnification (7)
depositor

_______________

                                       31

(1)   If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements--
      Amendment" in the prospectus.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)   The master servicing fee rate for each Mortgage Loan will equal 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)   "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and
      Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6)   Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)   Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in the prospectus under "Pooling and Servicing Agreement -- Certain Matters Regarding the
      Master Servicer, the Depositor and the Sellers."

                                       32

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that
Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

      o   to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

      o   to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates --
          Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      o   to any Class PO Deferred Amounts with respect to the Class PO
          Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

      o   to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates --
          Interest" and "-- Principal" in this free writing prospectus; and

      o   from any remaining available amounts, to the Class A-R Certificates.

      "Available Funds" for any Distribution Date will be equal to the sum of:

      o   all scheduled installments of interest (net of the related Expense
          Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related
          Determination Date, together with any advances with respect to them;

      o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month

                                       33

          preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent
          Recoveries;

      o   all partial or full prepayments received during the related Prepayment
          Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;
          and

      o   amounts received with respect to the Distribution Date as the
          Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the
Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

      The pass-through rate of the Class X Certificates for the Interest Accrual
Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the
Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period
for the first Distribution Date is expected to be approximately 0.557888% per annum.

      Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                          INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS                PASS-THROUGH RATE   PASS-THROUGH RATE          PASS-THROUGH RATE
------               -----------------   -----------------   --------------------------------

Class A-6........          5.15%            6.00%/0.35%               LIBOR + 0.35%
Class A-7........          0.85%            5.65%/0.00%               5.65% - LIBOR
Class A-16.......          5.55%            6.00%/0.75%               LIBOR + 0.75%
Class A-17.......          0.45%            5.25%/0.00%               5.25% - LIBOR
Class A-20.......          5.55%            6.00%/0.75%               LIBOR + 0.75%

      Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the
Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which the Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This
"interest entitlement" for any interest-bearing class will be equal to the sum of:

      o   interest at the applicable pass-through rate on the related Class
          Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

                                       34

      o   the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior
          Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

      The Class A-12 Certificates are accrual certificates. Interest will accrue on the Class A-12 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on the Class
A-12 Certificates until the Accrual Termination Date, which is the earlier of :

      o   the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

      o   the Distribution Date on which the Class Certificate Balance of the
          Class A-11 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class A-12 Certificates on the related Distribution Date.

      For each Distribution Date, on or prior to the related Corridor Contract
Termination Date, on which LIBOR exceeds the applicable Strike Rate, in addition to the interest distribution amount described above, the Class A-6, Class A-16 and Class A-20 Certificates, as applicable, will also be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

               CLASS OR CLASSES OF              CORRIDOR CONTRACT
               CERTIFICATES                        STRIKE RATE
               --------------------------       -----------------
               Class A-6.................             5.65%
               Class A-16................             5.25%
               Class A-20................             5.25%

      The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest
Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

      o   any net prepayment interest shortfalls for the Distribution Date, and

      o   the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act
          Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the
Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief
Act or similar state laws. See "Certain Legal Aspects of the Loans --
Servicemembers Civil Relief Act" in the prospectus.

                                       35

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive or accrete distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

      If on a particular Distribution Date, Available Funds in the Certificate
Account applied in the order described above under "-- Priority of Distributions
Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

      The issuing entity will have the benefit of three separate interest rate corridor contracts with Bank of America, N.A. ("BANA" or the "Corridor Contract
Counterparty"), each of which will be evidenced by a confirmation between the
Corridor Contract Counterparty and the trustee on behalf of the issuing entity
(each a "Corridor Contract" and, together, the "Corridor Contracts"):

            o     the Class A-6 Corridor Contract,

            o     the Class A-16 Corridor Contract, and

            o     the Class A-20 Corridor Contract.

      Pursuant to each of the Corridor Contracts, the terms of an ISDA Master
Agreement were incorporated into the confirmations of the Corridor Contracts, as if such an ISDA Master Agreement had been executed by the trustee and the
Corridor Contract Counterparty on the date that such Corridor Contract was executed. The Corridor Contracts are also each subject to certain ISDA definitions, as published by the International Swaps and Derivatives
Association, Inc.

      With respect to each Corridor Contract and any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

            (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor
      Contract Ceiling Rate for such Distribution Date over (y) the Corridor
      Contract Strike Rate for such Distribution Date,

            (ii) the lesser of (x) the applicable Corridor Contract Notional
      Balance for such Distribution Date and (y) the Class Certificate Balance of the related class of certificates for such Distribution Date, and

            (iii) one-twelfth.

      On or prior to the applicable Corridor Contract Termination Date, amounts
(if any) received under the Corridor Contracts will be used to pay the Yield
Supplement Amounts on the Class A-6, Class A-16 and Class A-20 Certificates, as
applicable, as described below under "-- The Corridor Contract Reserve Fund."
Amounts received on the Corridor Contracts in excess of the amount necessary to pay the Yield Supplement Amounts on any Distribution Date will be distributed to
Banc of America Securities LLC and will not be available to make payments

                                       36

on the Class A-6, Class A-16 or Class A-20 Certificates, as applicable, on that
Distribution Date or any future Distribution Date.

 CLASS OR CLASSES OF    CORRIDOR CONTRACT  CORRIDOR CONTRACT  CORRIDOR CONTRACT
 CERTIFICATES           TERMINATION DATE      STRIKE RATE       CEILING RATE
 ---------------------  -----------------  -----------------  -----------------
 Class A-6............    October 2008           5.65%              9.15%
 Class A-16...........     April 2011            5.25%              8.75%
 Class A-20...........     August 2009           5.25%              8.75%

      The "Class A-6 Corridor Contract Notional Balance" is as described in the following table:

                        MONTH OF                      CORRIDOR
                      DISTRIBUTION               CONTRACT NOTIONAL
                          DATE                      BALANCE ($)
            ----------------------------------   ------------------
            April 2006........................           50,000,000
            May 2006..........................           49,297,311
            June 2006.........................           48,440,774
            July 2006.........................           47,432,094
            August 2006.......................           46,273,420
            September 2006....................           44,967,339
            October 2006......................           43,516,872
            November 2006.....................           41,925,474
            December 2006.....................           40,197,018
            January 2007......................           38,335,794
            February 2007.....................           36,346,489
            March 2007........................           34,234,178
            April 2007........................           32,163,721
            May 2007..........................           30,134,426
            June 2007.........................           28,145,607
            July 2007.........................           26,196,593
            August 2007.......................           24,286,723
            September 2007....................           22,415,347
            October 2007......................           20,581,825
            November 2007.....................           18,785,530
            December 2007.....................           17,025,842
            January 2008......................           15,302,154
            February 2008.....................           13,613,868
            March 2008........................           11,960,395
            April 2008........................           10,341,158
            May 2008..........................            8,755,587
            June 2008.........................            7,203,123
            July 2008.........................            5,683,217
            August 2008.......................            4,195,327
            September 2008....................            2,738,920
            October 2008......................            1,313,475
            November 2008 and thereafter......                    0

                                       37

      The "Class A-16 Corridor Contract Notional Balance" is as described in the following table:

                         MONTH OF                     CORRIDOR
                       DISTRIBUTION              CONTRACT NOTIONAL
                           DATE                     BALANCE ($)
            ----------------------------------   ------------------
            April 2006........................           25,000,000
            May 2006..........................           24,310,394
            June 2006.........................           23,632,723
            July 2006.........................           22,966,824
            August 2006.......................           22,312,538
            September 2006....................           21,669,706
            October 2006......................           21,038,172
            November 2006.....................           20,417,783
            December 2006.....................           19,808,388
            January 2007......................           19,209,837
            February 2007.....................           18,621,981
            March 2007........................           18,044,677
            April 2007........................           17,477,781
            May 2007..........................           16,921,150
            June 2007.........................           16,374,645
            July 2007.........................           15,838,129
            August 2007.......................           15,311,465
            September 2007....................           14,794,520
            October 2007......................           14,287,161
            November 2007.....................           13,789,258
            December 2007.....................           13,300,682
            January 2008......................           12,821,306
            February 2008.....................           12,351,006
            March 2008........................           11,889,657
            April 2008........................           11,437,138
            May 2008..........................           10,993,329
            June 2008.........................           10,558,110
            July 2008.........................           10,131,366
            August 2008.......................            9,712,981
            September 2008....................            9,302,840
            October 2008......................            8,900,833
            November 2008.....................            8,506,847
            December 2008.....................            8,120,775
            January 2009......................            7,742,507
            February 2009.....................            7,371,939
            March 2009........................            7,008,964
            April 2009........................            6,653,481
            May 2009..........................            6,305,385
            June 2009.........................            5,964,578
            July 2009.........................            5,630,960
            August 2009.......................            5,304,433
            September 2009....................            4,984,900
            October 2009......................            4,672,266
            November 2009.....................            4,366,437
            December 2009.....................            4,067,321
            January 2010......................            3,774,826
            February 2010.....................            3,488,861
            March 2010........................            3,209,339
            April 2010........................            2,936,170
            May 2010..........................            2,669,269
            June 2010.........................            2,408,551
            July 2010.........................            2,153,930
            August 2010.......................            1,905,324
            September 2010....................            1,662,652
            October 2010......................            1,425,831
            November 2010.....................            1,194,783
            December 2010.....................              969,428
            January 2011......................              749,690
            February 2011.....................              535,491
            March 2011........................              326,756
            April 2011........................              123,411
            May 2011 and thereafter...........                    0

                                       38

      The "Class A-20 Corridor Contract Notional Balance" is as described in the following table:

                         MONTH OF                     CORRIDOR
                       DISTRIBUTION              CONTRACT NOTIONAL
                           DATE                     BALANCE ($)
            ----------------------------------   ------------------
            April 2006........................           20,000,000
            May 2006..........................           19,817,126
            June 2006.........................           19,580,386
            July 2006.........................           19,290,281
            August 2006.......................           18,947,488
            September 2006....................           18,552,858
            October 2006......................           18,107,415
            November 2006.....................           17,612,358
            December 2006.....................           17,069,052
            January 2007......................           16,479,030
            February 2007.....................           15,843,988
            March 2007........................           15,165,776
            April 2007........................           14,451,357
            May 2007..........................           13,753,414
            June 2007.........................           13,071,632
            July 2007.........................           12,405,704
            August 2007.......................           11,755,328
            September 2007....................           11,120,207
            October 2007......................           10,500,049
            November 2007.....................            9,894,570
            December 2007.....................            9,303,490
            January 2008......................            8,726,534
            February 2008.....................            8,163,433
            March 2008........................            7,613,923
            April 2008........................            7,077,743
            May 2008..........................            6,554,641
            June 2008.........................            6,044,367
            July 2008.........................            5,546,675
            August 2008.......................            5,061,326
            September 2008....................            4,588,084
            October 2008......................            4,126,718
            November 2008.....................            3,677,003
            December 2008.....................            3,238,714
            January 2009......................            2,811,635
            February 2009.....................            2,395,551
            March 2009........................            1,990,253
            April 2009........................            1,595,535
            May 2009..........................            1,211,194
            June 2009.........................              837,033
            July 2009.........................              472,857
            August 2009.......................              118,476
            September 2009 and thereafter.....                    0

      Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date.

      Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract
Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the
Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item
1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R.
SS.SS.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the
Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i)
has agreed to deliver any information, report, certification or accountants'
consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor
Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld, provided the depositor is given notice) and any rating agency, if applicable.

      If any Corridor Contract is terminated early, the Corridor Contract
Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee and will be deposited by the trustee in the Corridor
Contract Reserve Fund and applied on future Distribution Dates to pay any Yield
Supplement Amount on the related class of certificates, until the applicable
Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

                                       39

      The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing
Corridor Contract or in any other circumstance.

      The significance percentage for each Corridor Contract is less than 10%
and in the aggregate, the significance percentage for all of the Corridor
Contracts with the Corridor Contract Counterparty is less than 10%. The
"significance percentage" for each Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class
Certificate Balance of the certificates related to the Corridor Contract. The
"significance estimate" of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor
Contract, made in substantially the same manner as that used in Countrywide Home
Loans' internal risk management process in respect of similar instruments.

      The Corridor Contract Counterparty is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Corridor Contract Counterparty
is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Moody's currently rates the Corridor
Contract Counterparty's long-term debt as "Aa1" and short-term debt as "P-1."
S&P rates the Corridor Contract Counterparty's long-term debt as "AA" and its short-term debt as "A-1+." No assurances can be given that the current ratings of the Corridor Contract Counterparty's instruments will be maintained.

      The offered certificates do not represent an obligation of the Corridor
Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.

      Each Corridor Contract will be filed with the Securities and Exchange
Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

      The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the trustee on behalf of the holders of the Class A-6, Class A-16 and Class
A-20 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve
Fund will not be an asset of any REMIC.

      On each Distribution Date, the trustee will deposit in the Corridor
Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class A-6,
Class A-16 and Class A-20 Certificates, as applicable, to the extent necessary, to pay the current Yield Supplement Amounts. Any remaining amounts will be distributed to Banc of America Securities LLC and will not be available to make payments on the Class A-6, Class A-16 or Class A-20 Certificates, as applicable, on that Distribution Date or any future Distribution Date. On the Distribution
Date immediately following the earlier of (i) the latest Corridor Contract
Termination Date and (ii) the date on which the aggregate Class Certificate
Balance of the Class A-6, Class A-16 and Class A-20 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Banc of America Securities LLC.

      For any Distribution Date, on or prior to the applicable Corridor Contract
Termination Date, on which LIBOR exceeds 5.65%, the " Class A-6 Yield Supplement
Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-6 Certificates
immediately prior to such Distribution Date at a rate equal to the excess of (i)
the lesser of LIBOR and 9.15% over (ii) 5.65%.

      For any Distribution Date, on or prior to the applicable Corridor Contract
Termination Date, on which LIBOR exceeds 5.25%, the " Class A-16 Yield
Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-16 Certificates
immediately prior to such Distribution Date at a rate equal to the excess of (i)
the lesser of LIBOR and 8.75% over (ii) 5.25%.

                                       40

      For any Distribution Date, on or prior to the applicable Corridor Contract
Termination Date, on which LIBOR exceeds 5.25%, the " Class A-20 Yield
Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-20 Certificates
immediately prior to such Distribution Date at a rate equal to the excess of (i)
the lesser of LIBOR and 8.75% over (ii) 5.25%.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of
Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate)
divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO
Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO
Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated
Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of,

            (a)   all monthly payments of principal due on each mortgage loan on the related Due Date,

            (b)   the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            (c)   the Substitution Adjustment Amount in connection with any
                  deleted mortgage loan received with respect to the
                  Distribution Date,

            (d)   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet
                  Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e)   with respect to each mortgage loan that became a Liquidated
                  Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

            (f)   all partial and full principal prepayments by borrowers
                  received during the related Prepayment Period, and

      (ii)  (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to
            Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion
            Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution
            Date.

                                       41

      Class A-12 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class A-12
Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-12 Accrual Amount") will be distributed as principal, first, to the Class A-11 Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class A-12 Certificates, until its Class Certificate
Balance is reduced to zero.

      Senior Principal Distribution Amount. On each Distribution Date, the
Non-PO Formula Principal Amount, up to the amount of the Senior Principal
Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates concurrently:

      (A)   23.2395794609% in the following order of priority:

            (i) to the Class A-R Certificates, until its Class Certificate
            Balance is reduced to zero; and

            (ii) concurrently, to the Class A-1 and Class A-2 Certificates, pro
            rata, until their respective Class Certificate Balances are reduced to zero;

      (B)   53.8198220889% in the following order of priority:

            (i) concurrently, to the Class A-3 and Class A-4 Certificates, pro
            rata, the Class A-3 and Class A-4 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

            (ii) concurrently, 32.344316845% sequentially, to the Class A-11 and
            Class A-12 Certificates, in that order, until their respective Class
            Certificate Balances are reduced to zero, and 67.655683155% in the following order of priority:

                  (w) in an amount up to $1,000 on each Distribution Date,
                  concurrently, to the Class A-6 and Class A-8 Certificates, pro
                  rata, until their respective Class Certificate Balances are reduced to zero;

                  (x) in an amount up to $424,190.25 on each Distribution Date, sequentially, to the Class A-5 and Class A-19 Certificates, in
                  that order, until their respective Class Certificate Balances are reduced to zero;

                  (y) concurrently, to the Class A-6 and Class A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  (z) sequentially, to the Class A-5, Class A-19, Class A-9 and
                  Class A-10 Certificates, in that order, until their respective
                  Class Certificate Balances are reduced to zero; and

            (iii) concurrently, to the Class A-3 and Class A-4 Certificates, pro
            rata, without regard to the Class A-3 and Class A-4 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

      (C)   22.9405984502% in the following order of priority:

            (i) concurrently, to the Class A-13 and Class A-14 Certificates, pro
            rata, the Class A-13 and Class A-14 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

            (ii) in an amount up to $1,000 on each Distribution Date,
            concurrently, to the Class A-16 and Class A-20 Certificates, pro
            rata, until their respective Class Certificate Balances are reduced to zero;

            (iii) in an amount up to $319,500 on each Distribution Date, to the
            Class A-15 Certificates, until its Class Certificate Balance is reduced to zero;

                                       42

            (iv) concurrently, to the Class A-16 and Class A-20 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            (v) sequentially, to the Class A-15 and Class A-18 Certificates, in
            that order, until their respective Class Certificate Balances are reduced to zero; and

            (vi) concurrently, to the Class A-13 and Class A-14 Certificates, pro rata, without regard to the Class A-13 and Class A-14 Priority
            Amount, until their respective Class Certificate Balances are reduced to zero.

      If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO
Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior
Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class
Certificate Balances to zero.

      The capitalized terms used herein shall have the following meanings:

      "Class A-3 and Class A-4 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution
Amount, (B) the Shift Percentage and (C) the Class A-3 and Class A-4 Priority
Percentage and (ii) the product of (A) the Unscheduled Principal Distribution
Amount, (B) the Shift Percentage and (C) the Class A-3 and Class A-4 Priority
Percentage.

      "Class A-3 and Class A-4 Priority Percentage" for any Distribution Date
will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-3 and Class A-4
Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate Class Certificate Balance of the certificates
(other than the Class PO Certificates and the notional amount certificates)
immediately prior to that Distribution Date.

      "Class A-13 and Class A-14 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution
Amount, (B) the Shift Percentage and (C) the Class A-13 and Class A-14 Priority
Percentage and (ii) the product of (A) the Unscheduled Principal Distribution
Amount, (B) the Shift Percentage and (C) the Class A-13 and Class A-14 Priority
Percentage.

      "Class A-13 and Class A-14 Priority Percentage" for any Distribution Date
will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-13 and Class A-14
Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate Class Certificate Balance of the certificates
(other than the Class PO Certificates and the notional amount certificates)
immediately prior to that Distribution Date.

      "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such
Distribution Date.

      "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated
Mortgage Loan during the calendar month preceding the month of such Distribution
Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable
Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of
Non-PO Formula Principal Amount for such Distribution Date.

      "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the
Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year

                                       43

thereafter, 30%; for any Distribution Date in the second year thereafter, 40%;
for any Distribution Date in the third year thereafter, 60%; for any
Distribution Date in the fourth year thereafter, 80%; and for any Distribution
Date thereafter, 100%.

      "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      o     the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution
            Date,

      o     for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o     the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

            o     the Senior Prepayment Percentage of the applicable Non-PO
                  Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

      o     the sum of

            o     the Senior Prepayment Percentage of the applicable Non-PO
                  Percentage of amounts described in subclause (f) of clause (i)
                  of the definition of Non-PO Formula Principal Amount for that
                  Distribution Date, and

            o     the Senior Prepayment Percentage of any Subsequent Recoveries
                  described in clause (ii) of the definition of Non-PO Formula
                  Principal Amount for the Distribution Date.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o     any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

      o     liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

      The "pool principal balance" equals the aggregate of the Stated Principal
Balances of the mortgage loans.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates
(other than the notional amount certificates and the Class PO Certificates)
immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates
(other than the notional amount certificates and the Class PO Certificates)
immediately before the Distribution Date.

                                       44

      The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution
Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.
Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment
Percentage.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

      o     for any Distribution Date in the first year thereafter, the Senior
            Percentage plus 70% of the Subordinated Percentage for the
            Distribution Date;

      o     for any Distribution Date in the second year thereafter, the Senior
            Percentage plus 60% of the Subordinated Percentage for the
            Distribution Date;

      o     for any Distribution Date in the third year thereafter, the Senior
            Percentage plus 40% of the Subordinated Percentage for the
            Distribution Date;

      o     for any Distribution Date in the fourth year thereafter, the Senior
            Percentage plus 20% of the Subordinated Percentage for the
            Distribution Date; and

      o     for any Distribution Date thereafter, the Senior Percentage for the
            Distribution Date (unless on any Distribution Date the Senior
            Percentage exceeds the initial Senior Percentage, in which case the
            Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage will occur unless both of the step down conditions listed below are satisfied:

      o     the outstanding principal balance of all mortgage loans delinquent
            60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the
            Distribution Date, does not equal or exceed 50%, and

      o     cumulative Realized Losses on the mortgage loans do not exceed:

            o     commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class
                  Certificate Balance of the subordinated certificates as of the closing date,

            o     commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class
                  Certificate Balance of the subordinated certificates as of the closing date,

                                       45

            o     commencing with the Distribution Date on the seventh
                  anniversary of the first Distribution Date, 40% of the
                  aggregate Class Certificate Balance of the subordinated
                  certificates as of the closing date,

            o     commencing with the Distribution Date on the eighth
                  anniversary of the first Distribution Date, 45% of the
                  aggregate Class Certificate Balance of the subordinated
                  certificates as of the closing date, and

            o     commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class
                  Certificate Balance of the subordinated certificates as of the closing date.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the
Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the
Subordinated Principal Distribution Amount (based on its respective Class
Certificate Balance), in each case to the extent of the amount available from
Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class
Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support
Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective
Class Certificate Balances, and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the
"Applicable Credit Support Percentage" is equal to the sum of the related Class
Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the
"Original Applicable Credit Support Percentage" is equal to the Applicable
Credit Support Percentage for such class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

                                       46

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                    Original
                               Beneficial      Initial Credit      Applicable
                               Interest in       Enhancement     Credit Support
                             Issuing Entity         Level          Percentage
                             ---------------   ---------------   --------------
      Senior Certificates..      92.95%             7.05%             N/A
      Class M-1............       1.30%             5.75%            7.05%
      Class M-2............       2.90%             2.85%            5.75%
      Class B-1............       0.95%             1.90%            2.85%
      Class B-2............       0.70%             1.20%            1.90%
      Class B-3............       0.50%             0.70%            1.20%
      Class B-4............       0.35%             0.35%            0.70%
      Class B-5............       0.35%             0.00%            0.35%

      For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates,
the distribution priorities are in numerical order.

      The "Subordinated Principal Distribution Amount" for any Distribution Date
will equal:

      o     the sum of

            o     the Subordinated Percentage of the applicable Non-PO
                  Percentage of all amounts described in subclauses (a) through
                  (d) of clause (i) of the definition of Non-PO Formula
                  Principal Amount for that Distribution Date,

            o     for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the
                  Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts
                  pursuant to the second bulleted item of the definition of
                  Senior Principal Distribution Amount up to the Subordinated
                  Percentage of the applicable Non-PO Percentage of the Stated
                  Principal Balance of the mortgage loan,

            o     the Subordinated Prepayment Percentage of the applicable
                  Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal
                  Amount for that Distribution Date, and

            o     the Subordinated Prepayment Percentage of any Subsequent
                  Recoveries described in clause (ii) of the definition of
                  Non-PO Formula Principal Amount for that Distribution Date,

      o     reduced by the amount of any payments in respect of Class PO
            Deferred Amounts on the related Distribution Date.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that
Distribution Date and (y) the product of:

      o     Available Funds remaining after distribution and accretion of interest on the senior certificates, and

      o     a fraction, the numerator of which is the PO Formula Principal
            Amount and the denominator of which is the sum of the PO Formula
            Principal Amount and the Senior Principal Distribution Amount.

                                       47

      If the Class PO Principal Distribution Amount on a Distribution Date is
calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the
Class PO Certificates) will be in an amount equal to the product of Available
Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal
Distribution Amount and the denominator of which is the sum of the Senior
Principal Distribution Amount and the PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      o     the sum of the applicable PO Percentage of

            o     all monthly payments of principal due on each mortgage loan on the related Due Date,

            o     the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

            o     the substitution adjustment amount in connection with any
                  deleted mortgage loan received for that Distribution Date,

            o     any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet
                  Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

            o     for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that
                  Distribution Date, the amount of liquidation proceeds
                  allocable to principal received on the mortgage loan, and

            o     all partial and full principal prepayments by borrowers
                  received during the related prepayment period, and

      o     with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit
            Support Depletion Date, the PO Percentage of any Subsequent
            Recoveries received during the calendar month preceding the month of that Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R
Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each
Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized
Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any
Realized Loss allocated to the Class PO Certificates on or before the Senior
Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future
Distribution Date from amounts that would otherwise be allocable to the
Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate
Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts.
After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts
will be created.

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      On each Distribution Date, the applicable Non-PO Percentage of any
Realized Loss will be allocated:

      o     first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of
            subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate
            Balance of the respective class of certificates has been reduced to zero, and

      o     second, to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-1, Class A-3, Class A-6 and
            Class A-13 Certificates will instead be allocated to the Class A-2,
            Class A-4, Class A-8 and Class A-14 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

      For purposes of allocating losses to the subordinated certificates, the
Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B
Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      The Senior Credit Support Depletion Date is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates
(other than the notional amount certificates and the Class PO Certificates)
before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

                                       49